Exhibit 10.1

TRANSITION, SEPARATION AGREEMENT,
AND GENERAL RELEASE OF ALL CLAIMS

This Transition, Separation Agreement, and General Release of all Claims (“Agreement”) is made and entered into by and between Heather Mayo (“EMPLOYEE”) on the one hand, and Grocery Outlet, Inc. (“GROCERY OUTLET” or the “Company”), for the purpose of settling any and all matters between them.

WHEREAS, the parties have agreed to a transition whereby EMPLOYEE will continue to be employed by GROCERY OUTLET for the time period and pursuant to the terms set forth below; and

WHEREAS, EMPLOYEE and GROCERY OUTLET desire to memorialize fully and finally all terms of such transition and their obligations to each other;

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed by and between the parties as follows:

Section 1. Transition and Separation. The parties agree that EMPLOYEE’s intended last day of employment shall be March 4, 2022 (the “Separation Date”) and she will at all times perform her duties in a reasonably satisfactory manner. For purposes of this paragraph, “satisfactorily” shall mean performance to a degree that would be satisfactory to a reasonable business under the same or similar circumstances. Notwithstanding the above, either EMPLOYEE or GROCERY OUTLET may terminate their relationship prior to this date at-will subject to the limitations and obligations set forth at Paragraph 7 below.

Section 2. Consideration. GROCERY OUTLET agrees that it will pay EMPLOYEE $1,000 (collectively these amounts are referred to herein as “the Consideration”) in exchange for the releases in this Agreement. Payment of the Consideration shall be made and delivered to her address of record in a single lump sum within ten (10) days of the effective date of this Agreement (See Section 6).

Should it be determined by an authorized authority that the Consideration, Severance (see Section 8), or any portion hereof, should be treated as taxable income other than as described above, EMPLOYEE agrees to assume all liability for any such taxes and any costs, fees, interest, assessments, penalties, damages or other losses, if any, due to such a determination. GROCERY OUTLET makes no representations as to the taxability of the Consideration and/or Severance or any portion hereof. EMPLOYEE agrees to hold the Released Parties (as defined in Section 4) harmless for any amounts it is required to pay by any taxing authority as a result of any failure by EMPLOYEE to pay any taxes ultimately held to be owed by her.

Section 3. Treatment of Stock & Vested Options. EMPLOYEE was granted restricted stock units and performance stock units as follows:

(i)9,298 restricted stock units (“RSUs”) of Grocery Outlet Holding Corp. granted March 4, 2021 pursuant to the Restricted Stock Unit Grant Notice under the Grocery Outlet Holding Corp. 2019 Incentive Plan, which vest as follows: 3,099 vest March 1, 2022, 3099 vest March 1, 2023 and 3,100 vest March 1, 2024;
(ii)5,423 restricted stock units (“RSUs”) of Grocery Outlet Holding Corp. granted May 13, 2020 pursuant to the Restricted Stock Unit Grant Notice under the Grocery Outlet Holding Corp. 2019 Incentive Plan, which vest June 19, 2023;
(iii)8,677 restricted stock units (“RSUs”) of Grocery Outlet Holding Corp. granted May 13, 2020 pursuant to the Restricted Stock Unit Grant Notice under the Grocery Outlet Holding Corp. 2019 Incentive Plan, which vest as follows: 2,892 vested and were distributed to Employee on March 3, 2021, 2,892 vest March 1, 2022 and 2,893 vest March 1, 2023;
(iv)13,947 performance stock units (“PSUs”) of Grocery Outlet Holding Corp. granted March 4, 2021 pursuant to the Performance Stock Unit Grant Notice Under the Grocery Outlet Holding Corp. 2019 Incentive Plan, which vest in March 2024;
(v)13,016 performance stock units (“PSUs”) of Grocery Outlet Holding Corp. granted May 13, 2020 pursuant to the Performance Stock Unit Grant Notice Under the Grocery Outlet Holding Corp. 2019 Incentive Plan, which vest in March 2023.

EMPLOYEE acknowledges and agrees that after the Separation Date, she will cease vesting in RSUs and PSUs as of the Separation Date. EMPLOYEE acknowledges and agrees that: (i) all unvested RSUs and PSUs will be cancelled as of the Separation Date, and (ii) she is not entitled to any consideration whatsoever for unvested RSUs and PSUs.

Section 4. Release of All Claims. Except as set forth in this Agreement, EMPLOYEE on her own behalf and that of her heirs, executors, attorneys, administrators, successors, and assigns, fully releases and discharges GROCERY OUTLET and its partners, owners, directors, insurers, shareholders, employees, officers, lawyers, predecessors, successors, subsidiaries, affiliates, agents and assigns, whether in their individual or official capacities (hereinafter collectively referred to as the “Released Parties”), from any and all liability, claims and demands, whether now known or unknown which EMPLOYEE now has, or at any other time had, or shall or may have against the Released Parties, based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time up to and including the date on which Employee signs this Agreement, including, but not limited to, claims, demands or actions arising under contract, the common law; the United States or State of California Constitutions; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Americans With Disabilities Act; the Family and Medical Leave Act; the California Fair Employment and Housing Act; the California Family Rights Act; the California Labor Code, and/or any other federal, state or local statute, ordinance or regulation (the “Released Claims”). This Release does not extend to those rights which as a matter of law cannot be waived, including but not limited to unwaivable rights EMPLOYEE may have under the California Labor Code Section 2802.

It is understood that nothing in this Section waives any claim or other right that cannot be waived by law. The Agreement expressly permits EMPLOYEE to participate in any governmental agency complaint, charge or investigation. However, EMPLOYEE understands and agrees by entering into this Release that to the fullest extent permissible by law and subject to the express limitation set forth immediately below, she is waiving her right to recover money in connection with governmental agency complaints, charges, or investigations. For example, this includes, but is not limited to any right to recover money in connection with a charge filed by any other individual or by the California Department of Fair Employment and Housing, the Equal Employment Opportunity Commission, or any other federal or state agency. However, this provision is expressly inapplicable to, and in no way limits EMPLOYEE’s ability to recover money in connection with any SEC complaint, charge or investigation.

EMPLOYEE represents that she is not aware of any liens and/or pending legal claims applicable to the Consideration and/or Severance. EMPLOYEE agrees to defend, indemnify and hold harmless the Released Parties against any lien, claim or action asserted against the Consideration and/or Severance. EMPLOYEE also agrees that she will be solely responsible to satisfy any liens or pending legal claims asserted against the Released Parties as against the Consideration and/or Severance. Further, it is understood and agreed that EMPLOYEE accepts full responsibility for discharging any and all liens, including any liens by Medi-Cal or MediCare, or any others governmental entities, or any others healthcare providers that have cared for EMPLOYEE, or any liens by any insurers or others entities that have paid for such care, or any prior attorneys of EMPLOYEE, and also including any others liens that may exist or which may be filed in the future and will defend, indemnify and hold harmless the Released Parties from any claims by any existing or future lien holders.

Section 5. California Civil Code Section 1542 Waiver. EMPLOYEE expressly acknowledges and agrees that the releases contained in this Agreement include a waiver of all rights under Section 1542 of the California Civil Code, which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

EMPLOYEE acknowledges that she has read all of this Agreement, including the above Civil Code section, and that she fully understands both the Agreement and the Civil Code section. EMPLOYEE expressly waives any benefits and rights granted pursuant to Civil Code section 1542.

Section 6. Older Workers' Benefit Protection Act and Age Discrimination in Employment Act of 1967. EMPLOYEE specifically understands and acknowledges that the Age Discrimination in Employment Act of 1967, as amended, provides EMPLOYEE the right to bring a claim against GROCERY OUTLET or other Released Parties if EMPLOYEE believes that she has been discriminated against on the basis of age by any of them. EMPLOYEE understands the rights afforded under this Act and agrees that she shall not file any claim or action against any

Released Party based on any alleged violation(s) of the Age Discrimination in Employment Act, up through the date this Agreement is executed by EMPLOYEE. EMPLOYEE hereby waives any right to assert a claim for relief available under the Age Discrimination in Employment Act, including, but not limited to, back pay, attorneys’ fees, damages, lost benefits, reinstatement or injunctive relief for any act or omission by GROCERY OUTLET up through the date of EMPLOYEE’s execution of this Agreement.

This Agreement was delivered to EMPLOYEE on December 7. EMPLOYEE understands and agrees that she may have a period of twenty-one (21) calendar days to consider this Agreement. EMPLOYEE further acknowledges, understands and agrees that if she executes this Agreement prior to the expiration of this twenty-one (21) day period, the decision to do so is hers and hers alone, and that as a result, she has voluntarily, knowingly, and willingly waived the twenty-one (21) day period. EMPLOYEE further acknowledges, understands and agrees that this Agreement shall not become effective or enforceable until seven (7) calendar days after it is executed by her (the “Effective Date”) and that during that seven (7) calendar day period, EMPLOYEE may revoke this Agreement. EMPLOYEE agrees to deliver or cause to be delivered any such revocation in writing to Pamela Burke, General Counsel for GROCERY OUTLET within seven (7) calendar days of her execution of this Agreement. EMPLOYEE further understands and agrees that any such revocation of this Agreement by her shall render this Agreement wholly null and void.

Section 7. Additional Offer At Separation Date (Release #2). If EMPLOYEE completes her obligations under this Agreement through March 4, 2022, including those set forth in Section 1 regarding transition in a reasonably satisfactory manner, or GROCERY OUTLET terminates EMPLOYEE prior to March 4, 2022 for any reason other than unsatisfactory performance, within five (5) business days of the Separation Date and subject to the conditions and limitations set forth herein, GROCERY OUTLET shall make the following additional offer to EMPLOYEE (said offer is hereinafter referred to as “Release #2”): In exchange for her execution of Release #2, which shall contain substantially similar provisions to those contained in this Agreement, GROCERY OUTLET shall offer to pay to EMPLOYEE severance pay in the amount of $412,000 (12 months of salary) (“Salary Severance”) less applicable taxes and withholdings by law plus a lump sum of $26,999.75, net of applicable taxes (“House Payment”) and a lump sum of $6,973.09 (“Health Stipend”) (collectively the House Payment, the Health Stipend and the Salary Severance shall be referred to as the “Severance”). The Salary Severance shall be paid over the 12 months according to GROCERY OUTLET’s standard payroll process ($15,846.15 per bi-weekly pay period less applicable taxes and withholdings by law). However, EMPLOYEE agrees that if she obtains alternative employment, she must notify GROCERY OUTLET and GROCERY OUTLET’s obligations to pay the Salary Severance will end on the start date of her new employment. EMPLOYEE agrees that this consideration is adequate consideration for this Agreement.

This consideration constitutes the entire and separate consideration to be offered to EMPLOYEE for her execution of Release #2. GROCERY OUTLET shall present Release #2 to EMPLOYEE who may then choose to accept or decline the offer of Release #2. EMPLOYEE understands that whether or not she later chooses to accept the offer of Release #2 shall have no bearing on the validity and enforceability of this Agreement.

Section 8. No Admissions. Other than to enforce this agreement, this Agreement shall not be admissible in any proceeding as evidence of improper action by either party. No party admits any liability or wrongdoing.

Section 9. Unknown or Different Facts or Law. EMPLOYEE acknowledges that she may discover facts or law different from, or in addition to, the facts or law she knows or believes to exist with respect to a Released Claim. EMPLOYEE agrees, nonetheless, that this Agreement and the releases contained in it shall be and remain effective in all respects notwithstanding such different or additional facts or law.

Section 10. Confidential, Proprietary Information & Trade Secrets. EMPLOYEE acknowledges and agrees that her existing obligations (contractual and otherwise) to maintain and protect GROCERY OUTLET’s confidential, proprietary information, and trade secrets shall remain in effect.

Section 11. Knowledge, Capacity And Authority. GROCERY OUTLET advises EMPLOYEE to seek the advice of an attorney prior to signing this Agreement. EMPLOYEE represents and warrants that she had the opportunity to have counsel of her choosing explain the contents of this Agreement to her, and the decision whether to do so is hers alone. EMPLOYEE represents that she understands the contents of this Agreement and that she executed it knowingly and voluntarily and understands that after the Agreement becomes effective she cannot proceed against any Releasee on account of the matters referred to herein. EMPLOYEE represents and warrants that she has the authority and capacity to execute this Agreement.

Section 12. Non-Disparagement. EMPLOYEE agrees that she shall not orally or in writing criticize, disparage or otherwise undermine the reputation of GROCERY OUTLET or any of the Released Parties or comment in any negative way upon the business operations, products, services, practices, procedures or policies of GROCERY OUTLET or any of the Released Parties for a period of ten years after the effective date of this Agreement. GROCERY OUTLET agrees that it will instruct the following 11 people not to orally or in writing criticize, disparage or otherwise undermine the reputation of EMPLOYEE: Eric Lindberg, RJ Sheedy, Charles Bracher, Pamela Burke, Andrea Bortner, Brian McAndrews, Steve Wilson, Tim Scott, Layla Kasha, Carmelita Botelho and Jeffrey Phillips Nothing in this agreement prevents EMPLOYEE from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that EMPLOYEE has reason to believe is unlawful.

Section 13. Interpretation; Construction. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing GROCERY OUTLET, but EMPLOYEE acknowledges she had an opportunity to review each term of this Agreement himself, and had the opportunity to consult with legal counsel should she wish, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

Section 14. Modification or Amendment. This Agreement or any of its provisions may be modified or amended only by written agreement of all the Parties to this Agreement.

Section 15. Severability. Should it be determined by a court that any term of this Agreement is unenforceable, that term shall be deemed to be deleted. However, the validity and enforceability of the remaining terms shall not be affected by the deletion of the unenforceable terms.

Section 16. Enforcement Actions. In any proper action to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover from the other party, in addition to any other relief awarded, all expenses that the prevailing party incurs in those proceedings, including reasonable attorney’s fees and expenses. The parties agree that application of this provision shall be governed under California Civil Code Section 1717 and applicable case law.

Section 17. Entire Agreement. This Agreement incorporates the entire understanding between the Parties and recites the whole consideration for the promises exchanged herein.

PLEASE READ CAREFULLY.
THIS AGREEMENT INCLUDES A RELEASE OF ALL CLAIMS KNOWN AND UNKNOWN.

Dated:	December 12, 2021		/s/ Heather L. Mayo
EMPLOYEE

GROCERY OUTLET, INC.

Dated:	December 13, 2021		/s/ Andrea R. Bortner
		By:	Andrea R. Bortner
Chief Human Resources Officer

SECOND GENERAL RELEASE OF ALL CLAIMS

This Second General Release of all Claims (“Release #2”) is made and entered into by and between Heather Mayo (“EMPLOYEE”) on the one hand, and Grocery Outlet, Inc. (“GROCERY OUTLET”) on the other hand, for the purpose of settling any and all matters between them.

WHEREAS, EMPLOYEE and GROCERY OUTLET are parties to that certain Transition, Separation Agreement, and General Release of All Claims (the “Agreement”).

WHEREAS, Section 7 of the Agreement states that ”If EMPLOYEE completes her obligations under this Agreement through March 4, 2022, including those set forth in Section 1 regarding transition in a reasonably satisfactory manner, or GROCERY OUTLET terminates EMPLOYEE prior to March 4, 2022 for any reason other than unsatisfactory performance, within five (5) business days of the Separation Date and subject to the conditions and limitations set forth herein, GROCERY OUTLET shall make the following additional offer to EMPLOYEE (said offer is hereinafter referred to as “Release #2”)…”.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed by and between the parties as follows:

Section 1. Consideration. In exchange for her execution of this Release #2, GROCERY OUTLET will pay to EMPLOYEE severance pay in the amount of $412,000 (12 months of salary) (“Salary Severance”) less applicable taxes and withholdings by law plus a lump sum of $26,999.75, net of applicable taxes (the “House Payment”) and a lump sum of $6,973.09 (“Health Stipend”) (collectively the House Payment, the Health Stipend and the Salary Severance shall be referred to as the “Severance”). The Salary Severance shall be paid over the 12 months according to GROCERY OUTLET’s standard payroll process ($15,846.15 per bi-weekly pay period less applicable taxes and withholdings by law). These payments will start within 10 business days of this Release #2 becoming effective. However, EMPLOYEE agrees that if she obtains alternative employment, she must notify GROCERY OUTLET and GROCERY OUTLET’s obligations to pay the Salary Severance will end on the start date of her new employment. EMPLOYEE agrees that this consideration is adequate consideration for this Agreement.

EMPLOYEE agrees that the consideration set forth above constitutes the entire consideration provided to her under this Release #2 and that she shall not seek any further compensation or consideration from the Released Parties (defined below in Section 2), or any of them, or from any other person and/or entity for any other claimed damages, costs or attorneys’ fees in connection with the claims encompassed and released by this Release #2.

Should it be determined by an authorized authority that the Consideration, or any portion thereof, should be treated as taxable income other than as described above, EMPLOYEE agrees to assume all liability for any such taxes and any costs, fees, interest, assessments, penalties, damages or other losses, if any, due to such a determination. GROCERY OUTLET makes no representations as to the taxability of the Consideration or any portion thereof. EMPLOYEE agrees to hold the Released Parties (as defined below in Section 2) harmless for any amounts it is required to pay by any taxing authority as a result of any failure by EMPLOYEE to pay any taxes ultimately held to be owed by her.

Section 2. Release of All Claims. Except as set forth in this release, EMPLOYEE on her own behalf and that of her heirs, executors, attorneys, administrators, successors, and assigns, fully releases and discharges GROCERY OUTLET, its partners, owners, directors, insurers, shareholders, employees, officers, lawyers, predecessors, successors, subsidiaries, affiliates, agents and assigns, whether in their individual or official capacities (hereinafter collectively referred to as the “Released Parties”), from any and all liability, claims and demands, whether now known or unknown which EMPLOYEE now has, or at any other time had, or shall or may have against the Released Parties, based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time up to and including the date on which EMPLOYEE signs this Release #2, including, but not limited to, claims, demands or actions arising under contract, whether oral or in writing, the common law; the United States or State of California Constitutions; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Americans with Disabilities Act; the Family and Medical Leave Act; the California Fair Employment and Housing Act; the California Family Rights Act; the California Labor Code, Fair Labor Standards Act, and/or any other federal, state or local statute, ordinance or regulation (“Released Claims”). This release does not extend to those rights which as a matter of law cannot be waived, including but not limited to unwaivable rights EMPLOYEE may have under California Labor Code Section 2802.

It is understood that nothing in this Section waives any claim or other right that cannot be waived by law. The Release #2 expressly permits EMPLOYEE to participate in any governmental agency complaint, charge or investigation. Nothing in this agreement prevents EMPLOYEE from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that EMPLOYEE has reason to believe is unlawful. However, EMPLOYEE understands and agrees by entering into this release that to the fullest extent permissible by law and subject to the express limitation set forth immediately below, she is waiving her right to recover money in connection with governmental agency complaints, charges, or investigations. For example, this includes, but is not limited to any right to recover money in connection with a charge filed by any other individual or by the California Department of Fair Employment and Housing, the Equal Employment Opportunity Commission, or any other federal or state agency. However, this provision is expressly inapplicable to, and in no way limits EMPLOYEE’s ability to recover money in connection with any SEC complaint, charge or investigation.

EMPLOYEE represents that she is not aware of any liens and/or pending legal claims applicable to the Consideration. EMPLOYEE agrees to defend, indemnify and hold harmless the Released Parties against any lien, claim or action asserted against the Consideration. EMPLOYEE also agrees that she will be solely responsible to satisfy any liens or pending legal claims asserted against the Released Parties as against the Consideration. Further, it is understood and agreed that EMPLOYEE accepts full responsibility for discharging any and all liens, including any liens by Medi-Cal or MediCare, or any others governmental entities, or any others healthcare providers that have cared for EMPLOYEE, or any liens by any insurers or others entities that have paid for such care, or any prior attorneys of EMPLOYEE, and also including any others liens that may exist or which may be filed in the future and will defend, indemnify and hold harmless the Released Parties from any claims by any existing or future lien holders.

Section 3. California Civil Code Section 1542 Waiver. EMPLOYEE expressly acknowledges and agrees that the releases contained in this Release #2 include a waiver of all rights under Section 1542 of the California Civil Code, which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

EMPLOYEE acknowledges that she has read all of this Release #2, including the above Civil Code section, and that she fully understands both the Release #2 and the Civil Code section. EMPLOYEE expressly waives any benefits and rights granted pursuant to Civil Code section 1542.

Section 4. Older Workers' Benefit Protection Act and Age Discrimination in Employment Act of 1967. EMPLOYEE specifically understands and acknowledges that the Age Discrimination in Employment Act of 1967, as amended, provides EMPLOYEE the right to bring a claim against GROCERY OUTLET or other Released Parties if EMPLOYEE believes that she has been discriminated against on the basis of age by any of them. EMPLOYEE understands the rights afforded under this Act and agrees that she shall not file any claim or action against any Released Party based on any alleged violation(s) of the Age Discrimination in Employment Act, up through the date this Release #2 is executed by EMPLOYEE. EMPLOYEE hereby waives any right to assert a claim for relief available under the Age Discrimination in Employment Act, including, but not limited to, back pay, attorneys’ fees, damages, lost benefits, reinstatement or injunctive relief for any act or omission by GROCERY OUTLET up through the date of EMPLOYEE’s execution of this Release #2.

This Release #2 was delivered to EMPLOYEE on December 7, 2021. EMPLOYEE understands and agrees that she may have a period of twenty-one (21) calendar days to consider this Release #2. EMPLOYEE further acknowledges, understands, and agrees that if she executes this Release #2 prior to the expiration of this twenty-one (21) day period, the decision to do so is hers and hers alone, and that as a result, she has voluntarily, knowingly, and willingly waived the twenty-one (21) day period. EMPLOYEE further acknowledges, understands and agrees that this Release #2 shall not become effective or enforceable until seven (7) calendar days after it is executed by her (the “Effective Date”) and that during that seven (7) calendar day period, EMPLOYEE may revoke this Release #2. EMPLOYEE agrees to deliver or cause to be delivered any such revocation in writing to Pam Burke, CAO and General Counsel for GROCERY OUTLET at 5650 Hollis Street, Emeryville, CA, 94608, within seven (7) calendar days of her execution of this Release #2. EMPLOYEE further understands and agrees that any such revocation of this Release #2 by her shall render this Release #2 wholly null and void.

Section 5. No Admissions. Other than to enforce this Release #2, this Release #2 shall not be admissible in any proceeding as evidence of improper action by either party. No party admits any liability or wrongdoing.

Section 6. Promise Not to Prosecute. EMPLOYEE further agrees that she shall not, at any time hereafter, commence, maintain or prosecute any action, suit, proceeding, investigation, complaint, claim, grievance or charge with any court, administrative agency, arbitrator or any other body or person, whether Federal, State, contractual or otherwise, or aid or assist others in prosecuting such action, suit, proceeding, investigation, complaint, claim, grievance or charge on he/his/its behalf, except in response to governmental agency or court inquiries or as compelled by legal process, against any Released Party, based in whole or in part upon, or arising out of or in an way connected with, any of the claims released or any of the matters referred to in this Release #2. EMPLOYEE further agrees to indemnify and hold the Release Parties harmless from and against any and all claims, demands, causes of action, damages or liability of any kind, including the cost of defense and reasonable attorneys’ fees arising out of or in connection with, any action, suit, proceeding, investigation, complaint, claim, grievance or charge commenced, maintained, or prosecuted by her contrary to the terms of this Release #2.

Section 7. Unknown or Different Facts or Law. EMPLOYEE acknowledges that she may discover facts or law different from, or in addition to, the facts or law she knows or believes to exist with respect to a Released Claim. EMPLOYEE agrees, nonetheless, that this Release #2 and the releases contained in it shall be and remain effective in all respects notwithstanding such different or additional facts or law.

Section 8. Confidential, Proprietary Information & Trade Secrets. EMPLOYEE acknowledges and agrees that her existing obligations (contractual and otherwise) to maintain and protect GROCERY OUTLET’s confidential, proprietary information, and trade secrets shall remain in effect.

Section 9. Knowledge, Capacity And Authority. GROCERY OUTLET advises EMPLOYEE to seek the advice of an attorney prior to signing this Agreement. EMPLOYEE represents and warrants that she had the opportunity to have counsel of her choosing to explain the contents of this Release #2 to her, and the decision whether to do so is hers alone. GROCERY OUTLET advises EMPLOYEE that she should seek the advice of an attorney before entering into this Release #2. EMPLOYEE represents that she understands the contents of this Release #2 and that she executed it knowingly and voluntarily and understands that after the Release #2 becomes effective, she cannot proceed against any Releasee on account of the matters referred to herein. EMPLOYEE represents and warrants that she has the authority and capacity to execute this Release #2.

Section 10. Interpretation; Construction. The headings set forth in this Release #2 are for convenience only and shall not be used in interpreting this Release #2. This Release #2 has been drafted by legal counsel representing GROCERY OUTLET, but EMPLOYEE acknowledges she had an opportunity to review each term of this Release #2, and had the opportunity to consult with legal counsel should she wish, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Release #2,

Section 11. Modification or Amendment. This Release #2 or any of its provisions may be modified or amended only by written agreement of all the Parties to this Release #2.

Section 12. Severability. Should it be determined by a court that any term of this Release #2 is unenforceable, that term shall be deemed to be deleted. However, the validity and enforceability of the remaining terms shall not be affected by the deletion of the unenforceable terms.

Section 13. Entire Agreement. This Release #2 incorporates the entire understanding between the Parties and recites the whole consideration for the promises exchanged herein.

PLEASE READ CAREFULLY.
THIS RELEASE #2 INCLUDES A RELEASE OF ALL CLAIMS KNOWN AND UNKNOWN.

Dated:	December 12, 2021		/s/ Heather L. Mayo
EMPLOYEE

GROCERY OUTLET, INC.

Dated:	December 13, 2021		/s/ Andrea R. Bortner
		By (Print Name):	Andrea R. Bortner
Chief Human Resources Officer